UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2009
UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

Five Greenwich Office Park
Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 622-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
On February 25, 2009, United Rentals, Inc. issued a press release reporting its earnings and other financial results for the quarter and year ended December 31, 2008. A copy of the press release is being furnished with this report as Exhibit 99.1.
Item 5.02(d).  Election of New Directors.
On January 22, 2009, the Company filed a Current Report on Form 8-K pursuant to which it announced that the Board of Directors had elected José B. Alvarez, Bobby J. Griffin and Filippo Passerini as directors of the Company. At that time, Messrs. Alvarez, Griffin and Passerini had not been appointed to serve on any particular Board committee. Item 5.02(d) of the Company’s Current Report on Form 8-K filed on January 22, 2009 is amended and supplemented by adding the following information:
On February 24, 2009, the Board appointed Mr. Passerini to the Audit Committee, Mr. Alvarez to the Nominating and Corporate Governance Committee, and Messrs. Alvarez and Griffin to the Compensation Committee.
Item 7.01.  Regulation FD Disclosure.
Certain information concerning our business, financial results and 2009 outlook that we expect to use at certain investor meetings and presentations can be accessed currently on our website, www.ur.com. Such presentation will be maintained on our website for at least the period of its use at such meetings and presentations or until superseded by more current information.
The presentation includes certain financial measures — free cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), pro-forma EBITDA and pro forma earnings per share (“EPS”) — that are “non-GAAP financial measures” as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of (loss) income from continuing operations before (benefit) provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment, goodwill impairment charge and non-rental depreciation and amortization. Pro-forma EBITDA represents EBITDA plus (i) the sum of the charges related to the settlement of the SEC inquiry and branch closures, net, as well as the net foreign currency transaction loss, less (ii) the sum of the merger termination benefit and net foreign currency transaction gains. Pro-forma EPS represents pro-forma income from continuing operations available to common stockholders divided by pro-forma weighted-average diluted shares outstanding.
The presentation includes reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles (“GAAP”) financial measures. The Company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and pro-forma EBITDA provide useful information about operating performance and period-over-period growth; and (iii) pro-forma EPS provides useful information concerning future profitability with consideration to the Company’s changed capital structure. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities under GAAP, or earnings per share as indicators of operating performance or liquidity.

Item 9.01.  Financial Statements and Exhibits.
99.1	Press release of United Rentals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 25, 2009

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen

Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen

Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.